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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 20, 2000



                                  RISCORP, INC.
                            (Exact name of registrant
                          as specified in its charter)



      Florida                     0-27462                     65-0335150
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  (State or other               (Commission                 (I.R.S. Employer
  jurisdiction of               File Number)               Identification No.)
  incorporation)


         2 North Tamiami Trail, Suite 608
         Sarasota, Florida                                         34236-5642
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         (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (941) 366-5015

                                       N/A
                           ---------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.


         On July 21, 2000, RISCORP, Inc. issued a press release announcing that its shareholders had approved the amended plan and agreement of merger with Griffin Acquisition Corp., a company controlled by William D. Griffin, the majority shareholder of RISCORP, and that the parties had closed the merger and related transactions. As a result of the merger, holders of the Class A Common Stock will receive $3.075 per share in cash, plus a contingent right to an additional pro rata cash amount if RISCORP recovers any amounts from Zenith Insurance Company in connection with the litigation currently pending between the parties. RISCORP intends to terminate its duty to file reports under the Securities Exchange Act of 1934, as amended by filing a Form 15 with the Securities and Exchange Commission.


         As part of the consummation of such merger, the Board of Directors of RISCORP have resigned. As a consequence of such Merger, William D. Griffin, his affiliates and certain trusts created for the benefit of Mr. Griffin's children own all of the issued and outstanding capital stock of RISCORP.

         The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

         Exhibit No.                         Description
         -----------                         -----------
         99.1                                Press Release dated July 21, 2000.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RISCORP, INC.



                                             By: /s/ Walter E. Riehemann
                                                --------------------------------
                                                 Walter E. Riehemann
                                                 President

Dated: July 20, 2000


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